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                      SECURITIES AND EXCHANGE COMMISSION

                            WASHINGTON, D.C. 20549

                                   FORM 8-K

                                CURRENT REPORT


    Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

     Date of Report (Date of earliest event reported):  September 10, 1998
                                                        ------------------

                          Dominion Bridge Corporation
            -----------------------------------------------------
            (Exact name of registrant as specified in its charter)

           Delaware                    1-103720           23-25 77796
----------------------------        ---------------    ------------------
(State or other jurisdiction        Commission File     (I.R.S. Employer
     of incorporation)                  Number         Identification No.)


            500 Notre Dame Street, Lachine, Quebec, CANADA H8S 2B2
            -----------------------------------------------------
                   (Address of principal executive offices)

       Registrant's telephone number, including area code (514) 634-3550
                                                          ---------------

            -----------------------------------------------------
        (Former name or former address, if changed since last report.)


ITEM 3.   BANKRUPTCY OR RECEIVERSHIP.

     On August 11, 1998, Dominion Bridge Corporation (the "Company") and each of its principal operating subsidiaries other than McConnell Dowell Corporation Ltd. (collectively, the "North American Subsidiaries") filed a Notice of Intention to Make a Proposal (the "Notice") pursuant to the Bankruptcy and Insolvency Act (the "Act") with the Quebec Superior Court in Montreal, Quebec, Canada (Court No. 500-11-009746-989; Estate No. 41-216748).
 Under the Act, the Company and its North American Subsidiaries had until September 10, 1998 (unless extended by the Court) to file a proposal for its future operations with the Quebec Superior Court.

     On September 10, 1998, the Company and its North American Subsidiaries filed a Motion For an Extension of Time to File a Proposal with the Quebec Superior Court requesting an extension for the filing of the proposal for up to forty-five days, until October 26, 1998, to


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permit the Company to prepare a viable business plan with the approval of the
Company's creditors. The Motion For an Extension of Time to File a Proposal was approved by the Quebec Superior Court on September 10, 1998.


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                                   SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                              DOMINION BRIDGE CORPORATION
                              (Registrant)


Dated:  September 18, 1998    By:  /s/ Derek S. Tennant
                                   ------------------------------------
                                   Derek S. Tennant
                                   Interim Chief Operating Officer and
                                   Director